UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material Pursuant to §240.14a-12

STERLING CAPITAL FUNDS

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee paid previously with preliminary materials.

[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

URGENT: YOUR RESPONSE IS CRITICAL

Re: Your investment in the Sterling Capital Funds

Dear Shareholder,

Broadridge Financial Solutions has been engaged by the Sterling Capital Funds to contact you regarding an important matter pertaining to your investment.

Our previous attempts to contact you have been unsuccessful. Please contact us immediately at 1-888-596-1876, Monday through Friday between the hours of 9:00am to 10:00pm Eastern Time, or Saturday and Sunday between the hours of 10:00am to 6:00pm Eastern Time.

This matter is very important and will take only a moment of your time. Thank you in advance for your assistance with this matter. We truly appreciate your investment.

Sincerely,

Todd Miller

Treasurer & Secretary

Issues you care about are up for a vote.
Make your voice heard.

Dear investor,

Shareholder meetings are scheduled for June 24, 2024

for the Sterling Capital Total Return Bond Fund

The shareholder meeting is coming up soon, but it can only take place if the required number of shareholders return their votes.

Voting your shares is the smart thing to do. It's also fast and easy using the methods outlined below.

VOTE ONLINE

www.proxyvote.com
Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.

VOTE WITH QR CODE

With a smartphone
Vote by scanning the Quick Response Code or "QR Code" on the enclosed proxy card/voting instruction form

VOTE BY MAIL

Vote processing
Mark, sign and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your investment—and thank you for voting.

Sincerely,

Todd Miller, Treasurer & Secretary

Your unique control number can be found on the enclosed ballot in the box marked with an arrow.

STERLING CAPITAL

SC-UL